Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Larry Adeleye	Kyle Anderson
	Director of Investor Relations	Director of Media Relations
	(614) 917-5108	(614) 917-5497

State Auto Financial reports fourth quarter

and year 2010 Results

•	Quarterly income of $0.94 per share

•	Quarterly GAAP combined ratio of 97.6

•	Book value per share of $21.23

•	Return on equity of 2.9%

COLUMBUS, OHIO (February 17, 2011) – State Auto Financial Corporation (NASDAQ: STFC) today reported fourth quarter 2010 net income of $37.6 million, or $0.94 per diluted share, versus $14.4 million, or $0.36 per diluted share, for the fourth quarter of 2009. Net income from operations* per diluted share for the fourth quarter 2010 was $0.78, versus $0.36 for the same 2009 period.

STFC’s GAAP combined ratio for the fourth quarter 2010 was 97.6 versus 98.4 for the fourth quarter of 2009. Catastrophe losses during the fourth quarter of 2010, including prior accident period development, accounted for 2.3 points of the total 62.6 loss ratio points, or $7.7 million, compared to a favorable impact of $1.2 million or 0.4 points of the total 63.2 loss ratio points for the same period in 2009. Net written premiums for the fourth quarter 2010 increased 9.1% over the same period in 2009, with personal insurance increasing 1.9% and business insurance increasing 22.9%.

For the year 2010, STFC had net income of $24.5 million, or $0.62 per diluted share, compared to $10.2 million, or $0.25 per diluted share, for 2009. The GAAP combined ratio for 2010 was 104.6 compared to 105.8 for 2009. Catastrophe losses increased the loss ratio by 7.9 points, or $99.0 million, during 2010, compared to 7.7 points, or $90.3 million, during 2009. The 2010 and 2009 catastrophe losses both included favorable prior accident years’ development which reduced the loss ratio by 0.3 points, or $3.3 million for 2010, and 0.9 points, or $10.9 million for 2009. Non-catastrophe favorable reserve development reduced the loss ratio by 4.8 points, or $61.3 million for 2010, and 3.9 points, or $45.3 million for 2009. Net written premiums for 2010 increased 9.5% over the same 2009 period, with personal insurance increasing 6.1% and business insurance increasing 15.5%. STFC’s book value per share was $21.23 as of December 31, 2010, a decrease of $0.10 per share from STFC’s book value on December 31, 2009. Return on stockholders’ equity for the twelve months ended December 31, 2010 was 2.9% compared to 1.3% for the twelve months ended December 31, 2009.

STFC President, Chairman and CEO Bob Restrepo summarized the quarter as follows:

“Improved personal insurance underwriting results and a lower expense ratio helped produce an underwriting profit for the quarter and positive net income for the year. These solid underwriting results were achieved despite higher levels of catastrophe experience, atypical large loss activity in the commercial lines, and additional expenses associated with the build out of our program and alternative risk business through our affiliate, Risk Evaluation and Design, LLC (RED).

“The most noteworthy accomplishment in the quarter was a significant improvement in our homeowners loss ratio. Excluding the impact of catastrophes, we achieved the lowest loss ratio for this line in several years. Even with above normal catastrophes, homeowners experienced a solid underwriting profit for the quarter and improved results for the year. We’re confident that the underwriting initiatives we implemented for homeowners will continue to drive improved underwriting performance for State Auto.

“Another important contributor to State Auto’s improved underwriting performance is our claims operation. The initiatives we implemented over the past year have reduced our loss adjustment expenses and are beginning to positively affect our indemnity payout, particularly in the property lines of homeowners, fire and commercial multi-peril. We’ve reduced our dependence on outside appraisers by deploying over 70 property adjusters working from their homes. In addition, virtually all large property claims and a significant percentage of catastrophe claims are now being handled by State Auto adjusters. These changes improve service, reduce expenses, and allow us to better manage indemnity payout – all of which improves loss ratio results.

“The changes underway in our property claims handling are also being supplemented in the automobile and casualty lines. We have new people and new processes to better manage automobile physical damage claims, which will have a positive impact on both personal and commercial automobile, together accounting for 50% of our premium base. We also now have in place 11 staff counsel offices. Along with better litigation management practices, these new offices will allow us to handle liability, bodily injury and workers compensation claims more cost effectively. Earlier this year, we also announced plans to implement a new end-to-end claims management system which will be installed over the next two years. All in, we expect our claims operation to contribute significantly to our improvement in underwriting results over the next several years.

“Production has moderated. The aggressive actions we’re taking in homeowners have reduced our new business flow in personal lines. We expect our policy count to be relatively flat for the next year or so, but premiums should grow as we continue to implement price increases for both auto and homeowners and benefit from a recovering economy.

“Our growth in business insurance is attributable to RED. Excluding RED, business insurance production is slightly negative. We are seeing new business increases in our new BOP Choice program, which continues to perform well, but new business in all other commercial programs is off. Retention is steady and exposures seem to be stabilizing as the economy recovers. Strong price competition has contributed to flat pricing per exposure.

“All in all, we’re pleased with the progress we see in personal lines, optimistic that the commercial lines large loss activity will return to normal levels, and very enthusiastic that the pricing and claim actions we’ve taken will return State Auto to underwriting profitability in the future, regardless of industry competition.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products, through independent insurance agencies and brokers, in all 50 states and the District of Columbia. The State Auto Group is rated A+ (Superior) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual, Litchfield Mutual Fire, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at www.StateAuto.com.

* Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to income of $0.16 per diluted share for the 2010 fourth quarter and $0.26 for the year 2010, versus $0.00 and a loss of $0.08, respectively, for the same 2009 periods.

* * * * * *

STFC has scheduled a conference call with interested investors for Thursday, February 17, 10:00 a.m. ET to discuss the company’s fourth quarter 2010 performance. Live and archived broadcasts of the call can be accessed on www.StateAuto.com. A replay of the call can be heard beginning at noon, February 17, by calling 800-679-9657. Supplemental schedules detailing the company’s fourth quarter 2010 financial, sales and underwriting results are made available on www.StateAuto.com prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended December 31		Year Ended December 31
(In millions, except per share amounts)	2010	2009	2010		2009
Net premiums written	$317.6	$291.0	$1,323.5	(B)	$1,210.4

Earned premiums	327.3	299.6	1,257.2		1,176.5
Net investment income	20.2	21.4	80.8		82.1
Net realized gain (loss) on investments	8.6	—	14.9		(5.2)
Other income	0.8	0.5	2.2		3.5

Total revenue	356.9	321.5	1,355.1		1,256.9

Income (loss) before federal income taxes	34.1	16.1	24.5		(12.8)
Federal income tax (benefit) expense	(3.5)	1.7	—		(23.0)

Net income	$37.6	$14.4	$24.5		$10.2

Earnings per share:
- basic	$0.94	$0.36	$0.61		$0.26
- diluted	$0.94	$0.36	$0.62		$0.25
Earnings per share from operations :
- basic	$0.78	$0.36	$0.35		$0.33
- diluted	$0.78	$0.36	$0.36		$0.33
Weighted average shares outstanding:
- basic	40.1	39.7	40.0		39.7
- diluted	40.2	39.9	40.1		39.8
Return on equity (LTM)	2.9%	1.3%
Book value per share	$21.23	$21.33
Dividends paid per share	$0.15	$0.15	$0.60		$0.60
Total shares outstanding	40.1	39.8
GAAP ratios:
Loss and LAE ratio	62.6	63.2	70.8		71.7
Expense ratio	35.0	35.2	33.8		34.1

Combined ratio	97.6	98.4	104.6		105.8

Reconciliation of non-GAAP financial measure:

(A) Net income from operations:

Net income	$37.6	$14.4	$24.5		$10.2
Less net realized gain (loss) on investments, less applicable federal income taxes	6.2	—	10.2		(2.9)

Net income from operations	$31.4	$14.4	$14.3		$13.1

(B)

Net premiums written for the year ended December 31, 2010, includes $1.4 million of unearned premiums transferred from STFC to State Auto Mutual in connection with the addition of State Auto National to the State Auto Pool, effective January 1, 2010.